Exhibit 10

                          2000 KEY TRONIC CORPORATION
                           EMPLOYEE STOCK OPTION PLAN


                                   ARTICLE I
                                NAME AND PURPOSE

1.1 Name. The name of this Plan is the "2000 Key Tronic Corporation Employee Stock Option Plan".

1.2 Purpose. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing equity ownership opportunities and performance based incentives to better align the interests of employees with those of shareholders. The Plan is also designed to enhance the profitability and value of the Company for the benefit of its shareholders by providing a means to attract, retain and motivate employees who make important contributions to the success of the Company.

                                   ARTICLE II
                 DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

2.1 General Definitions. The following terms, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

       (a) Affiliate. A Parent or Subsidiary of the Company or any other entity designated by the Committee in which the Company owns at least a 50% interest (including, but not limited to, partnerships and joint ventures).

       (b) Agreement. The document which evidences the grant of an Option under the Plan and which sets forth the Option and the terms, conditions and provisions of, and restrictions relating to, such Option.

       (c) Board.  The Board of Directors of the Company.

       (d) Change of Control. A "Change of Control" as defined in any Agreement.

       (e) Code. The Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

       (f) Company.  Key Tronic Corporation.

       (g) Committee. The Board's Committee or any successor committee appointed by the Board to administer this Plan.

       (h) Common Stock.  The Company's common stock, no par value.

       (i) Effective Date.  The date that the Plan is approved by the Board.

       (j) Employee.  Any person employed by the Employer.

       (k) Employer.  The Company and all Affiliates.

       (1) Exchange Act. The Securities Exchange Act of 1934, as amended from time to time and the regulations promulgated thereunder.

       (m) Fair Market Value. The closing price of a Share on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on a given date, or, in the absence of sales on a given date, the closing price on NASDAQ on the last day on which a sale occurred prior to such date.

       (n) Fiscal Year. The taxable year of the Company which is its fiscal year ending on or around June 30.

       (0) Officer.  All Employees who are subject to the reporting rules under
           Section 16(a) of the Exchange Act and all other Employees who are officers of the Company.

       (p) Option. An option to purchase Shares granted under the Plan. Each Option granted hereunder shall be a Non-Qualified Stock Option which is an Option that does not meet the statutory requirements of an Incentive Stock Option under Code Section 422.

       (q) Parent. Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company it, at the time of the grant of an Option, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       (r) Participant. An Employee who is granted an Option under the Plan. Options may be granted only to Employees.

       (s) Plan. The 2000 Key Tronic Corporation Employee Stock Option Plan and all amendments and supplements to it.

       (t) Rule 1 6a. Rule 1 6a, as amended from time to time, or any successor rule promulgated under the Exchange Act.

       (u) Securities Act. The Securities Act of 1933, as amended from time to time, and the regulations promulgated thereunder.

       (v) SEC.  The Securities and Exchange Commission.

       (w) Share.  A share of Common Stock.

       (x) Subsidiary. Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if at the time of grant of an Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.2 Other Definitions. In addition to the above definitions, certain terms used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

2.3 Conflicts in Provisions. In the case of any conflict between different provisions of the Plan or between provisions of the Plan and any Agreement, the provisions in the Article of the Plan which specifically governs the applicable Option shall control over those in a different Article of the Plan or in such Agreement.

                                  ARTICLE III
                          COMMON STOCK SUBJECT TO PLAN

3.1 Number of Shares. The aggregate number of Shares for which Options may be granted under the Plan shall be four hundred twenty five thousand (425,000), no more than 208,250 of which may be awarded to Officers. During any Fiscal Year within the term of this Plan, no more than 49% of the total shares granted to Participants may be granted to Participants who are Officers. Such Shares may be authorized but unissued Shares, reacquired Shares, Shares acquired on the open market specifically for distribution under this Plan, or any combination thereof.

3.2 Resale. If an Option expires or is terminated, surrendered or canceled without having been fully exercised, the unused Shares covered by any such Option shall again be available for grant under the Plan.

3.3 Adjustments. If there is any change in the Common Stock of the Company by reason of any stock split, stock dividend, spin-off split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction) the aggregate number and kind of Shares for which Options may be granted under the Plan, and subject to change of control provisions of the Agreement, the number and kind of Shares subject to each outstanding Option and the price per Share thereof, as applicable, shall be appropriately adjusted by the Committee.

                                   ARTICLE IV
                                  ELIGIBILITY

4.1 Determined By Committee. The Participants and the Options they receive under the Plan shall be determined by the Committee in its sole discretion. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer.

                                   ARTICLE V
                                 ADMINISTRATION

5.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board who are "non-employee directors" as defined in Rule 16b-3 and are "outside directors" as defined in Code Section 162(m).

5.2 Authority. Subject to the terms of the Plan, the Committee shall have sole discretionary authority to:

       (a) determine the individuals to whom Options are granted, the type(s) and amounts of Options granted, the date of grant, and the duration of Options granted;

       (b) determine the other terms, conditions and provisions of, and restrictions relating to, each Option granted;

       (c)  interpret and construe the Plan and all Agreements;

       (d) prescribe, amend and rescind rules and regulations relating to the Plan;

       (e)  determine the content and form of all Agreements;

       (f)  resolve all questions relating to Options or the Plan;

       (g)  maintain accounts, records and ledgers relating to Options;

       (h)  maintain records concerning its decisions and proceedings;

       (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

       (j) do and perform all other acts which it may deem necessary or appropriate to administer the Plan and carry out the purposes of the Plan.

5.3 Delegation The Committee may delegate some or all of its authority under the Plan to any Employee, Employees or committee of Employees; provided however, the Committee may not delegate its authority to grant Options to individuals (i) who are, subject on the date of grant to the reporting rules under Section 16(a) of the Exchange Act, (ii) who are Section 162(m) Participants or (iii) who are Employees of the Company who are delegated authority by the Committee hereunder.

5.4 Decisions of Committee and its Delegates. All decisions made by the Committee, or (unless the Committee has specified an appeal process to the contrary) any other person or persons to whom the Committee has delegated authority, pursuant to the provisions hereof shall be final and binding on all persons.

                                   ARTICLE VI
                               AMENDMENT OF PLAN

6.1 Power of Committee. The Committee shall have the sole right and power to amend the Plan at any time and from time to time; provided, however, that the Committee may not amend the Plan to alter the provisions of sections
       3.1 or 3.2.

                                  ARTICLE VII
                          TERM AND TERMINATION OF PLAN

7.1 Term. The Plan shall commence as of the Effective Date. No Option shall be granted pursuant to the Plan on or after the tenth anniversary date of the Effective Date, but Options granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the Agreement(s) covering such Options.

7.2 Termination. Subject to Article VIII, the Plan may be terminated at any time by the Committee.

                                  ARTICLE VIII
                     MODIFICATION OR TERMINATION OF OPTIONS

8.1 General. Subject to Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant's rights under any Option granted prior to such amendment or termination.

8.2 Committee's Right. Except as may be otherwise provided in an Agreement, any option granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion; provided, however, that subject to Section 8.3, no such action shall adversely affect the rights of any Participant under any Option granted prior to such action without his or her consent. Except as may be otherwise provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Option.

8.3 Termination of Options under Certain Conditions. The Committee in its sole discretion may cancel any unexpired, unpaid, or deferred Options at any time if the Participant is not in compliance with all applicable provisions of the Plan or with any Agreement or if the Participant, whether or not he or she is currently employed by an Employer, acts in a manner contrary to the best interests of the Company or any Affiliate.

8.4 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Options granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and (ii) grant Options to such Participants in accordance with those rules.

                                   ARTICLE IX
                               CHANGE OF CONTROL

9.1 Right of Committee. The occurrence of a Change of Control shall not limit the Committee's authority to take any action, in its sole discretion, permitted by Section

9.2 The Committee, in its sole discretion, may specify in any Agreement the effect a Change of Control will have on such Agreement and the related Options.

                                   ARTICLE X
                         AGREEMENTS AND CERTAIN OPTIONS

10.1 Grant Evidenced by Agreement. The grant of any Option under the Plan shall be evidenced by an Agreement which shall describe the specific Option granted and the terms and conditions of such Option. The granting of any Option shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as may be otherwise provided in an Agreement, capitalized terms used in the Agreement shall have the respective meanings assigned to such terms in the Plan, and the Agreement shall be subject to all of the provisions of the Plan.

10.2 Provisions of Agreement. Each Agreement shall contain such provisions as the Committee shall determine in its sole discretion to be necessary, desirable and appropriate for the Option granted which may include, but not necessarily be limited to, the following: description of the Option; the Option's duration; the Option's transferability; the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon the Option of the Participant's death, disability, change of duties or termination of employment; the Option's conditions; subject to Section 11.1, when, if, and how the Option may be forfeited, converted into another Option, modified, exchanged for another Option, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

                                   ARTICLE XI
                                   REPRICING

11.1 Cancellation and Re issuance of Options. The Committee will not permit the repricing of Options by any method, including by cancellation and reissuance.

                                  ARTICLE XII
                  PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING

12.1 Payment. Upon the exercise of an Option, the amount due the Company is to be paid:

       (a)  in cash;

       (b) by the surrender of all or part of the shares issuable upon exercise of the Option;

       (c) by the tender to the Company of Shares owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company;

       (d) in other property, rights and credits, deemed acceptable by the Committee including the Participant's promissory note; or

       (e)  by any combination of the payment methods specified in (a) through
            (c) above.

       (f) Notwithstanding the foregoing, any method of payment other than in cash may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option shall be added to the general funds of the Company and used for general corporate purposes.

12.2 Code Section 162(m). The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of any Option under the Plan, a Participant's receipt of the portion of such Option that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant's remuneration does not exceed the limit set forth in such provision of the Code.

12.3 Withholding. The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied, at the Company's option, either by cash or the Company's withholding of Shares. An Agreement may contain such withholding provisions as the Committee may deem appropriate.

                                  ARTICLE XIII
                                    OPTIONS

13.1 Grant of Options. Options may be granted by the Committee under the Plan.

13.2 Option Price. The purchase price for Shares subject to any Option shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

13.3 Determination by Committee. Except as otherwise provided in Section 13.2, the terms of any Option shall be determined by the Committee.

                                   ARTICLE MV
                            MISCELLANEOUS PROVISIONS

14.1 Termination of Employment. If the employment of a Participant by the Employer terminates for any reason, all unexercised, deferred, and unpaid Options may be exercisable or paid only in accordance with rules established by the Committee and set forth in an Agreement. These rules may provide, as the Committee in its sole discretion may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting of all or part of the Options.

14.2 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

14.3 Designation of Beneficiary. The Committee, in its sole discretion may include a provision in the Agreement permitting the Participant to specify, on a Beneficiary Designation," a beneficiary or beneficiaries ("Designated Beneficiary") to exercise, in the event of the death of the Participant, an Option to the extent exercise is permissible under the Agreement. The Committee reserves the right to review and approve Beneficiary Designations. The Participant may, from time to time, revoke or change Participant's Beneficiary Designation and Participant's Beneficiary Designation shall be controlling over Participant's Will (or similar document passing property at Participant's death) and the laws of intestacy. Unless the Agreement provides to the contrary, in the event Participant dies without a valid Beneficiary Designation as provided herein, all rights under the Agreement shall lapse and terminate on the date of Participants death. For the purposes of this Section 15.3, a Beneficiary Designation must be on such form (and only on such form) as is prescribed by the Committee from time to time.

14.4 Non-transferability. Unless otherwise determined by the Committee and specified in an Agreement, an Option granted under the Plan may not be transferred or assigned (either during life or at death) by the Participant to whom it is granted.

14.5 Rule 16b-3. Notwithstanding any other provision of the Plan, the Plan and any Option granted to any Employee who is then subject to the reporting rules under Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.6 Captions. The captions contained in the Plan and in any Agreement are included only for convenience, and they shall not be construed as a part of the Plan or such Agreement.

14.7 Number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Agreement, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

14.8 Governing Law. The place of administration of the Plan and each Agreement shall be in the State of Washington. The Plan and each Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to principles relating to conflict of laws.

14.9 Compliance With Securities and Other Laws. The Plan, the grant and exercise of any Option, and the obligations of the Company to issue and/or deliver any Shares upon exercise of such Option, shall be subject to the following conditions: (i) compliance with all applicable federal, state and foreign securities and other laws, rules and regulations (including without limitation registration or qualification, or an exemption therefrom, under all applicable securities laws), (ii) obtaining all applicable consents and approvals of any governmental or private regulatory body and (iii) completion of all applicable listings on any securities exchange or trading system, in each case as the Committee deems necessary or desirable and on terms and conditions acceptable to it. The Company shall not be obligated to undertake any action to comply with any such laws (including without limitation any such registration or qualification), to obtain any such consent or approval or to complete any such listing, but the Committee, in its discretion, may elect to do so.

4.10 Agreements Representations and Restrictions. The Committee may (i) require a Participant to execute such written agreements and representations (including without limitation that the Shares to be issued and/or delivered upon exercise of any Option are being acquired for investment and not with a view to resale or distribution thereof),
       (ii) require a Participant to furnish such information, legal opinions or evidence, (iii) place such restrictive legends upon any certificates for the Shares, and (iv) take such other acts, in each case as the Committee deems necessary or desirable to comply with applicable laws.

14.11 No Rights as Stockholder Until Issuance of Shares. A Participant shall have no rights as a stockholder of the Company with respect to any Shares to be issued upon exercise of an Option until such Participant becomes a holder of record of such Shares.

14.12 Successors and Assigns. The Plan and any Agreement shall be binding upon, and inure to the benefit of, the Company's successors and assigns and shall be binding upon, and (to the extent permitted) inure to the benefit of, any Participant's heirs, successors and assigns.

14.13 No Employment Contract. Neither the adoption of the Plan nor any Option granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Option interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

14.14 No Effect on Other Options. The receipt of Options under the Plan shall have no effect on any other benefits to which a Participant may be entitled from the Employer under another plan or otherwise, and shall not preclude a Participant from receiving any such other benefits.